CONTACT INFORMATION: INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Inc. Reports Third Quarter 2008 Financial Results
Company Raises Non-GAAP Adjusted EPS Guidance for Full-Year 2008
PLYMOUTH, Minn. – October 31, 2008 – ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal third quarter of 2008 and its updated financial guidance for 2008.
ev3’s net sales were $107.0 million in the third quarter of 2008, representing a 65% increase over the same quarter of the prior year, primarily due to the acquisition of FoxHollow. Third quarter revenues included approximately $100.0 million in net product sales and approximately $7.0 million in research collaboration revenues. Net sales, excluding atherectomy and research collaboration revenues, increased 21% in the third quarter of 2008 versus the prior year quarter. By product segment, third quarter neurovascular net product sales increased by 26% and peripheral vascular net sales, excluding atherectomy increased by 19%. Third quarter atherectomy sales were $21.0 million. On a geographic basis, ev3 U.S. and international business grew by 84% and 37%, respectively over the prior year quarter. Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography later in this release.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “We are pleased with our performance during the third quarter, both in terms of our sales and bottom line. Third quarter product sales of $100 million were in line with our previous third quarter guidance despite a stronger dollar than was anticipated in our guidance. I am also encouraged that we were able to maintain the growth of our peripheral vascular business in the third quarter despite pressure and distraction that resulted from the activities of new competitors. More specifically, our atherectomy business is still under some pressure due to the entry of a new competitor and the ongoing physician trialing of competitive devices. However, we believe that physician trialing of competitive products ultimately will confirm the differentiated clinical performance and value that the SilverHawk Plaque Excision System offers as a front-line therapy in treating peripheral artery disease. In addition, interest in the SilverHawk is gathering momentum outside the U.S., and we believe that physician enthusiasm for our new DEFINITIVE clinical trial strategy could have a positive impact on sales and procedure adoption.”
ev3’s net loss for the third quarter of 2008 declined to $(7.3) million versus $(36.5) million in the third quarter of 2007 and $(27.4) million in the second quarter of 2008. ev3’s net loss in the third quarter of 2007 reflected a special charge of $20.2 million and ev3’s net loss in the second quarter of 2008 reflected a non-cash impairment charge of $10.5 million. ev3’s net loss per common share was $(0.07) for the third quarter of 2008 versus a net loss per common share of $(0.60) in the third quarter of 2007 and a net loss per common share of $(0.26) in the second quarter of 2008. Total weighted average common shares outstanding used in the per common share calculations were 104.5 million and 60.4 million for the third quarter of 2008 and 2007, respectively, and 104.2 million for the second quarter of 2008. ev3’s cash and cash equivalents balance was $45.9 million as of the end of the third quarter of 2008, an increase of $7.2 million compared to the end of the second quarter of 2008. This increase was primarily due to cash generated by operations during the third quarter of 2008.
ev3’s non-GAAP adjusted net income was $3.9 million, or $0.04 per diluted share, for the third quarter of 2008. ev3’s guidance range for non-GAAP adjusted EPS was $(0.02) to $0.01 per diluted share. ev3’s non-GAAP adjusted net income and adjusted net earnings per share exclude amortization expense of $8.1 million and non-cash stock-based compensation of $3.1 million.
Palmisano concluded, “Our top priority is to achieve sustained profitability, so I was particularly pleased with our continued earnings progress and an increase of $7.2 million in our cash and cash equivalents balance compared to the end of the second quarter of 2008. For the remainder of 2008, our focus will be on improving execution and optimizing our cost structure to balance the investment we need to build our business and deliver profitable growth and value to our shareholders. We believe that our efforts to bring innovative, breakthrough endovascular treatments to physicians and patients around the world will create a foundation for continued long-term growth and future profitability.”
Third Quarter Business Highlights
During the third quarter of 2008, ev3 reported the following business highlights:
•	Submitted 510(k) applications to the U.S. Food & Drug Administration for EverCross and NanoCross PTA balloons;

•	Reported positive 12-month follow-up results for the European DURABILITY I clinical study, a landmark peripheral stent study covering the longest lesion lengths in a challenging patient population;

•	Announced DEFINITIVE clinical trial series to expand the clinical evidence supporting the value of the SilverHawk and RockHawk Plaque Excision Systems to drive increased procedure adoption, expand clinical indications and support the use of atherectomy as a front-line therapy; and

•	Enrolled first patient in DEFINITIVE Ca++ U.S. IDE trial to evaluate RockHawk Plaque Excision System when used in conjunction with the SpiderFX Embolic Protection Device in the treatment of moderate to heavily calcified peripheral artery lesions.
Sales Review
Peripheral vascular segment product sales in the third quarter of 2008 increased 73% to $66.9 million versus $38.7 million in the third quarter of 2007. On a non-GAAP basis, excluding atherectomy revenue of $21.0 million, peripheral vascular product sales increased 19% to $45.9 million in the third quarter of 2008 versus $38.7 million in the third quarter of 2007. Stent product sales increased 16% to $26.8 million from $23.1 million. Thrombectomy and embolic protection product sales increased 29% to $6.9 million from $5.4 million, while sales of procedural support and other peripheral vascular products increased 19% to $12.2 million from $10.2 million.
In the third quarter of 2008, ev3’s neurovascular segment net sales increased 26% to $33.1 million versus $26.4 million in the third quarter of 2007.  Within the neurovascular business segment, sales of embolic products increased 24% to $18.2 million from $14.7 million, and sales of neurovascular access and delivery products were up 28% to $14.9 million from $11.7 million.
Research collaboration revenue resulting from ev3’s former collaboration and license agreement with Merck & Co., Inc. was $7.0 million for the third quarter of 2008, which included approximately $2.0 million for wind-down activities as negotiated with Merck. ev3 expects to recognize approximately $800,000 of additional revenue from wind-down activities in the fourth quarter of 2008.
On a geographic basis, when compared to the third quarter of 2007, ev3’s third quarter 2008 U.S. net sales increased 84% to $70.4 million, while third quarter 2008 international net sales increased 37% to $36.6 million, over the prior-year quarter. ev3’s third quarter 2008 U.S. net sales increase was primarily due to the FoxHollow acquisition. International sales growth was primarily due to the Axium coil, further market penetration of the EverFlex family of stents and the Onyx Liquid Embolic System for the treatment of brain arterio-venous malformations (AVMs), and the introduction of atherectomy products into international markets. Changes in foreign currency exchange rates had a positive impact of approximately $1.7 million on third quarter 2008 net sales compared to the third quarter of 2007, and a negative impact of approximately $900,000 compared to the second quarter of 2008 as a result of declines in foreign currency exchange rates.
An investor presentation summarizing the company’s third quarter 2008 results is available at http://ir.ev3.net.
Outlook
ev3 expects fiscal year 2008 net sales to be in the range of $418 to $423 million consisting of $398 to $403 million of product sales and $20.2 million of research collaboration revenue and the additional revenue to be recognized as a result of services to be provided to Merck to wind-down activities. Full-year revenue guidance has been updated to reflect a $3.7 million increase from ev3’s previous guidance of $16.5 million of research collaboration revenue and a decrease in product sales from a range of $408 to $413 million to $398 to $403 million as a result of recent decreases in foreign currency exchange rates and new competitive entrants in the peripheral vascular marketplace. ev3 expects fiscal year 2008 non-GAAP adjusted earnings per share to be in the range of $0.06 to $0.08 per diluted share based on approximately 105 million of outstanding shares. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $31.0 million, non-cash stock-based compensation of approximately $14.3 million and the $10.5 million non-cash impairment charge related to the termination of ev3’s former collaboration and license agreement with Merck.
The company expects fourth quarter 2008 net sales to be in the range of $102 to $107 million and non-GAAP adjusted net earnings per share to be in the range of $0.04 to $0.06 per diluted share based on approximately 105 million of outstanding shares. ev3’s non-GAAP adjusted net earnings per share excludes estimated amortization expense of approximately $6.7 million and non-cash stock-based compensation of approximately $2.6 million.
Earnings Call Information
ev3 will host a conference call today, October 31, 2008, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the third quarter of 2008 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-679-8040 (U.S.) or 617-213-4851 (International). The participant passcode is 68443677.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 80099924. The audio replay will be available beginning at 9:30 a.m. Central Time on Friday, October 31, 2008 until Friday, November 7, 2008.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing innovative, breakthrough and clinically proven technologies and solutions for the treatment of peripheral vascular and neurovascular diseases. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today – peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at www.ev3.net.
ev3, the ev3 logo, Axium, Onyx, EverFlex, EverCross, FoxHollow, SilverHawk and RockHawk are trademarks of ev3 Inc., registered in the U.S. and other countries. All trademarks and trade names referred to in this press release are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,”“outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the effect of the current global economic crisis, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and changes in the regulatory environment. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitation as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Sales
Product sales	$100,018	$65,060	$296,577	$191,955
Research collaboration	7,011	—	19,426	—

Net sales	107,029	65,060	316,003	191,955

Operating expenses
Product cost of goods sold (a)	36,182	23,097	102,442	65,916
Research collaboration	2,100	—	5,647	—
Sales, general and administrative (a)	53,005	45,353	178,769	125,372
Research and development (a)	12,133	10,708	37,913	29,464
Amortization of intangible assets	8,101	3,952	24,285	11,916
Intangible asset impairment	—	—	10,459	—
Loss (gain) on sale or disposal of assets, net	116	—	116	(988)
Special charges	—	20,183	—	20,183

Total operating expenses	111,637	103,293	359,631	251,863

Loss from operations	(4,608)	(38,233)	(43,628)	(59,908)

Other (income) expense:
Realized and unrealized gains on investments, net	(142)	—	(542)	—
Interest (income) expense, net	49	(417)	(307)	(823)
Other (income) expense, net	2,279	(1,554)	192	(2,066)

Loss before income taxes	(6,794)	(36,262)	(42,971)	(57,019)

Income tax expense	516	250	1,531	858

Net loss	$(7,310)	$(36,512)	$(44,502)	$(57,877)

Earnings per share:
Net loss per common share (basic and diluted)	$(0.07)	$(0.60)	$(0.43)	$(0.98)

Weighted average common shares outstanding	104,474,600	60,365,027	104,276,029	59,141,035

(a) Includes stock-based compensation charges of:
Product cost of goods sold	$121	$101	$596	$446
Sales, general and administrative	2,572	2,100	9,608	6,166
Research and development	366	269	1,478	717

	$3,059	$2,470	$11,682	$7,329

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 28,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$45,947	$81,060
Short-term investments	—	9,744
Accounts receivable, less allowance of $7,536 and $6,783, respectively	73,593	66,170
Inventories	56,269	64,044
Prepaid expenses and other assets	6,773	6,371
Other receivables	695	981

Total current assets	183,277	228,370

Restricted cash	1,442	2,204
Property and equipment, net	33,643	37,985
Goodwill	598,448	586,648
Other intangible assets, net	198,506	231,000
Other assets	467	899

Total assets	$1,015,783	$1,087,106

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,366	$21,511
Accrued compensation and benefits	28,388	35,301
Accrued liabilities	25,455	49,429
Deferred revenue	—	9,347
Current portion of long-term debt	2,500	3,571

Total current liabilities	74,709	119,159

Long-term debt	7,083	6,429
Other long-term liabilities	5,381	3,037

Total liabilities	87,173	128,625

Stockholders’ equity

Common stock, $0.01 par value; 300,000,000 shares authorized; shares issued and outstanding: 105,896,421 shares at September 28, 2008 and 105,078,769 shares at December 31, 2007	1,059	1,051
Additional paid in capital	1,753,572	1,739,064
Accumulated deficit	(825,541)	(781,039)
Accumulated other comprehensive loss	(480)	(595)

Total stockholders’ equity	928,610	958,481

Total liabilities and stockholders’ equity	$1,015,783	$1,087,106

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)
NET SALES BY SEGMENT

	For the Three Months Ended			For the Nine Months Ended
	September 28,	September 30,		September 28,	September 30,
	2008	2007	% change	2008	2007	% change
Peripheral vascular
Atherectomy	$20,992	$—	NA	$68,624	$—	NA
Stents	26,772	23,105	16%	77,932	65,064	20%
Thrombectomy and embolic protection	6,938	5,368	29%	19,990	20,029	0%
Procedural support and other	12,184	10,240	19%	35,243	30,742	15%

Total peripheral vascular	66,886	38,713	73%	201,789	115,835	74%

Neurovascular
Embolic products	18,174	14,698	24%	53,469	40,451	32%
Neuro access and delivery products	14,958	11,649	28%	41,319	35,669	16%

Total neurovascular	33,132	26,347	26%	94,788	76,120	25%

Research collaboration	7,011	—	NA	19,426	—	NA

Total company	$107,029	$65,060	65%	$316,003	$191,955	65%

NET SALES BY GEOGRAPHY

	For the Three Months Ended			For the Nine Months Ended
	September 28,	September 30,		September 28,	September 30,
	2008	2007	% change	2008	2007	% change
United States	$70,452	$38,312	84%	$208,773	$113,028	85%
International	36,577	26,748	37%	107,230	78,927	36%

Total net sales	$107,029	$65,060	65%	$316,003	$191,955	65%

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated condensed financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. These non-GAAP financial measures include “net sales, excluding atherectomy and research collaboration revenues,” “peripheral vascular net sales, excluding atherectomy,” “non-GAAP adjusted net income (loss)” and “non-GAAP adjusted net earnings (loss) per share.”
Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF NET SALES TO NET SALES,
EXCLUDING ATHERECTOMY AND RESEARCH COLLABORATION REVENUES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 28,	September 30,		September 28,	September 30,
	2008	2007	% change	2008	2007	% change
Net sales, as reported	$107,029	$65,060	65%	$316,003	$191,955	65%
Less: Atherectomy	20,992	—	NA	68,624	—	NA
Less: Research collaboration	7,011	—	NA	19,426	—	NA
	-			-

Net sales, excluding atherectomy and research collaboration revenues (non-GAAP)	$79,026	$65,060	21%	$227,953	$191,955	19%

ev3 Inc.
RECONCILIATION OF PERIPHERAL VASCULAR NET SALES TO
PERIPHERAL VASCULAR NET SALES, EXCLUDING ATHERECTOMY
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 28,	September 30,		September 28,	September 30,
	2008	2007	% change	2008	2007	% change
Peripheral vascular segment net sales, as reported	$66,886	$38,713	73%	$201,789	$115,835	74%
Less: Atherectomy	20,992	—	NA	68,624	—	NA
	-			-

Peripheral vascular net sales, excluding atherectomy (non-GAAP)	$45,894	$38,713	19%	$133,165	$115,835	15%

ev3 Inc.
RECONCILIATION OF NET LOSS TO
NON-GAAP ADJUSTED NET INCOME (LOSS)
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Net loss, as reported	$(7,310)	$(36,512)	$(44,502)	$(57,877)
Amortization of intangible assets	8,101	3,952	24,285	11,916
Stock-based compensation	3,059	2,470	11,682	7,329
Intangible asset impairment	—	—	10,459	—

Non-GAAP adjusted net income (loss)	$3,850	$(30,090)	$1,924	$(38,632)

ev3 Inc.
RECONCILIATION OF NET LOSS PER COMMON SHARE TO
NON-GAAP ADJUSTED NET EARNINGS (LOSS) PER SHARE
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Net loss per common share, as reported	$(0.07)	$(0.60)	$(0.43)	$(0.98)
Amortization of intangible assets	0.08	0.06	0.24	0.21
Stock-based compensation	0.03	0.04	0.11	0.12
Intangible asset impairment	—	—	0.10	—

Non-GAAP adjusted net earnings (loss) per diluted share	$0.04	$(0.50)	$0.02	$(0.65)

Weighted average diluted shares outstanding	104,961,329	60,365,027	104,661,794	59,141,035

ev3 Inc.
RECONCILIATION OF ESTIMATED NET LOSS PER SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS PER SHARE
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2008	2008	2008
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net loss per share	$(0.05)	$(0.03)	$(0.48)	$(0.46)
Amortization of intangible assets	0.06	0.06	0.30	0.30
Stock-based compensation	0.03	0.03	0.14	0.14
Intangible asset impairment	—	—	0.10	0.10

Estimated non-GAAP adjusted net earnings per diluted share	0.04	0.06	0.06	0.08

Estimated weighted average diluted shares outstanding	105,000,000	105,000,000	105,000,000	105,000,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, non-recurring, unusual or infrequent charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release and the reasons for excluding each of these individual items:
•	Atherectomy net sales. In the fourth quarter of 2007, ev3 acquired FoxHollow Technologies, Inc. (FoxHollow). Prior to this acquisition, ev3 did not recognize any atherectomy net sales. In addition to disclosing net sales and growth rates that are determined in accordance with GAAP, ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s peripheral vascular segment business, management has found and investors may find it useful to consider the impact of excluding atherectomy net sales from ev3’s total net sales and from ev3’s peripheral vascular segment net sales.

•	Research collaboration revenue. As a result of ev3’s FoxHollow acquisition, ev3 was engaged in a research collaboration with Merck & Co., Inc. (Merck). Prior to ev3’s acquisition of FoxHollow, ev3 did not recognize any research collaboration revenue. This research collaboration was terminated by Merck effective in July 2008. ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding research collaboration revenue from ev3’s total net sales.

•	Research collaboration asset impairment. As a result of the termination of ev3’s research collaboration with Merck, ev3 recorded an asset impairment charge of $10.5 million during the second quarter 2008 to write-off the remaining carrying value of the related Merck intangible asset that was established at the time of ev3’s acquisition of FoxHollow. In addition to disclosing net income that is determined in accordance with GAAP, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $10.5 million research collaboration asset impairment charge recorded by ev3 in second quarter 2008.

•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand the application of SFAS 123R and its impact on ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are:
•	Items such as stock-based compensation do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as the research collaboration asset impairment do not directly affect ev3’s cash flow position; however, such items represent a reduction in value of ev3’s assets. The expense associated with this reduction in value is not included in ev3’s “non-GAAP adjusted net income (loss)” or “non-GAAP adjusted net earnings (loss) per share,” and therefore these non-GAAP measures do not reflect the full economic effect of the reduction in value of this asset.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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